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                            STOCK PURCHASE AGREEMENT

                  THIS AGREEMENT, dated as of the 11th day of October, 1999, by and between MERUS PARTNERS, INC., an Oregon corporation ("Merus") and NET VALUE HOLDINGS, INC., a Delaware corporation ("Net Value").

                                   BACKGROUND
                                   ----------

                  Merus is the holder of 1,500 shares of the issued and outstanding common stock, par value $.0001 per share ("Common Stock") of Webmodal, Inc., a Delaware corporation ("Webmodal"). Merus has agreed to sell to Net Value, and Net Value has agreed to purchase, 1,100 shares of Common Stock (the "Shares") on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises set forth herein and intending to be legally bound hereby, the parties agree as follows:

         1.       Purchase of Shares.

                  (a) Net Value hereby agrees to purchase the Shares from Merus for a purchase price of $227.27 per Share, for an aggregate purchase price of $250,000 (the "Purchase Price").

                  (b) Upon payment of the Purchase Price, Merus shall deliver to Net Value a certificate or certificates evidencing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers.

         2. Net Value Representations and Warranties. Net Value, in order to induce Merus to enter into this Agreement and complete the transactions contemplated hereby, represents and warrants as follows:

                  (a) Net Value is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to assume and perform its obligations hereunder.

                  (b) All actions of the directors and shareholders of Net Value necessary to authorize the execution and delivery of this Agreement have been taken, and this Agreement constitutes the legal, valid and binding agreement of Net Value enforceable against Net Value in accordance with its terms.

                  (c) Neither the execution nor delivery of this Agreement by Net Value, nor the performance by Net Value of any of the transactions contemplated hereby (i) will result in a violation of the certificate of incorporation or by-laws of Net Value, (ii) conflicts with, or constitutes a breach or default under any applicable judgment, order, writ, injunction or decree of any court or any applicable law or any applicable rule or regulation of any administrative agency or governmental or regulatory authority or (iii) violates, conflicts with, or constitutes a default (or an event or condition


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that, with notice or lapse of time or both, would constitute a default) under, any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Net Value is a party or may be bound.

         3. Merus Representations and Warranties. Merus, in order to induce Net Value to enter into this Agreement and complete the transactions contemplated hereby, represents and warrants as follows:

            (a) Merus is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and has full corporate power and authority to execute and deliver this Agreement and to assume and perform its obligations hereunder.

            (b) All actions of the directors and shareholders of Merus necessary to authorize the execution and delivery of this Agreement have been taken, and this Agreement constitutes the legal, valid and binding agreement of Merus enforceable against Merus in accordance with its terms.

            (c) Neither the execution nor delivery of this Agreement by Merus, nor the performance by Merus of any of the transactions contemplated hereby (i) will result in a violation of the certificate of incorporation or by-laws of Merus, (ii) conflicts with, or constitutes a breach or default under any applicable judgment, order, writ, injunction or decree of any court or any applicable law or any applicable rule or regulation of any administrative agency or governmental or regulatory authority or (iii) violates, conflicts with, or constitutes a default (or an event or condition that, with notice or lapse of time or both, would constitute a default) under, any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Merus is a party or may be bound.

            (d) Merus is the lawful owner, of record and beneficially, of the Shares free and clear of any security interest, lien, pledge, encumbrance or other adverse claim or interest and not subject to any restriction on Merus' ability to transfer full record and beneficial ownership of the Shares to Net Value pursuant to this Agreement.

            (e) As of the date of this Agreement, the Shares represent 11% percent of the aggregate issued and outstanding shares of capital stock of Webmodal.

         4. Miscellaneous Terms and Conditions.

            (a) This Agreement represents the entire understanding of the parties hereto as to the subject matter hereof and supersedes any and all other oral or written agreements and understandings as to such subject matter.

            (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.



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            (c) This Agreement will be governed by the laws of the State of
Delaware, without regard to conflicts of law principles.

            (d) At the request of a party, the other party shall deliver any further instruments of transfer and take all reasonable actions as may be necessary or appropriate to effectuate the transactions contemplated by this Agreement.

            (e) This Agreement may be executed and delivered by facsimile and in counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such shall together constitute one and the same instrument.

            (f) The captions and headings of the various Sections of this Agreement are for ease of reference only, and shall not be used to interpret or supplement any of the terms hereof.



            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement as of the date first written above.



                                                  NET VALUE HOLDINGS, INC.

                                                  By: /s/ Andrew P. Panzo
                                                      --------------------------
                                                      Andrew P. Panzo, President



                                                  MERUS PARTNERS, INC.

                                                  By: /s/ Douglas Spink
                                                      --------------------------
                                                      Douglas Spink, President







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